Exhibit 10.1

EXECUTION VERSION

LETTER AMENDMENT

TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT

OF

JEFFREY T. SLOVIN

This Letter Amendment (“Amendment”) dated September 15, 2015, amends the Employment Agreement, made as of June 14, 2006 and amended as of December 2, 2008, September 19, 2010, October 1, 2012 and May 7, 2013 (the “Agreement”), between Sirona Dental Systems, Inc., and its subsidiary Schick Technologies, Inc. (collectively the “Company”) and Jeffery T. Slovin (the “Employee”) by adding the following to Section VI:

“The Company has entered into an Agreement and Plan of Merger among DENTSPLY International Inc., the Company and Dawkins Merger Sub Inc. dated as of September 15, 2015 (the “Merger Agreement”). In connection with the transaction contemplated by the Merger Agreement (the “Merger”) it is the intent of the parties to the Merger Agreement that Employee serve as the Chief Executive Officer of the ultimate parent company (“Parent”) following completion of the Merger pursuant to new compensation arrangements, to be reflected in a new employment agreement to be effective at the Effective Time (as defined in the Merger Agreement) and as approved by Parent (the “New Agreement”). If, but only if, the final terms of the New Agreement offered to Employee (A) do not provide total annual targeted direct compensation (i.e., base salary, annual bonus and long-term incentive) with a value of at least between $6,500,000 and $7,500,000 for a minimum of 3 years, (B) contain separation benefits which are less favorable than those contained in Section VII of this Agreement, or (C) provide Employee with separation benefits less favorable than those offered to the Executive Chairman of Parent, then following the Effective Time Employee may terminate his employment for “Good Reason” subject to the notice and cure provisions set forth above. Executive’s right to terminate for “Good Reason” under this paragraph shall terminate upon termination of the Merger Agreement.”

All other terms of the Agreement shall remain in full force and effect.

New York, September 15, 2015

[Signature Page Follows]

Sirona Dental Systems, Inc.		Jeffrey T. Slovin

By:	/s/ Jonathan Friedman	/s/ Jeffrey T. Slovin
	Jonathan Friedman	Jeffrey T. Slovin
Secretary and General Counsel

[Signature Page to J. Slovin Employment Agreement Amendment]